UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2026 (August 28, 2026)

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 Union Blvd., Suite 600
 Lakewood, Colorado, United States 80228
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (303) 974-2140

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common shares, no par value	UUUU	NYSE American LLC
	EFR	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 28, 2026, a wholly owned subsidiary of Energy Fuels Inc., EFR Critical Materials Pty Ltd. ("Energy Fuels Bidder"), completed the acquisition of all of the ordinary shares of Australian Strategic Materials Limited ("ASM") pursuant to a Scheme Implementation Deed dated January 21, 2026, as amended on March 13, 2026 by and among Energy Fuels Inc. ("Energy Fuels" or the "Company"), the Energy Fuels Bidder and ASM (the "Deed").

Under the Deed, at closing, each holder of ordinary shares of ASM received consideration of (i) 0.053 of the Company’s CHESS Depositary Interests (by default) or, at their election, 0.053 of the Company’s common shares for each ASM share held on the Scheme Record Date (being 5:00 pm Sydney, Australia time on August 21, 2026) (the "Share Consideration"), and (ii) AUS$0.13 in cash (the "Cash Consideration", and together with the Share Consideration, the "Scheme Consideration"). The total Scheme Consideration was approximately US$243.4 million, including total Share Consideration issued by Energy Fuels of US$217.2 million based on the closing price of the Company’s common shares as of August 28, 2026 and total Cash Consideration of approximately US$26.2 million. Holders of ordinary shares of ASM that reside in certain jurisdictions will receive the net proceeds from the sale made by a nominee of the Company’s common shares in lieu of the Share Consideration.

ASM option holders received A$0.50 per ASM option under a separate, but concurrent, scheme of arrangement.

The foregoing description of the Deed does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated July 28, 2026, which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On August 28, 2026, 14,808,572 common shares of the Company ("New Energy Fuels Shares") were issued pursuant to the Deed as Share Consideration. The New Energy Fuels Shares were issued in reliance upon an exemption from the registration requirements under Section 3(a)(10) of the United States Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC.
(Registrant)

August 28, 2026	By: /s/ Nathan Longenecker Nathan Longenecker Chief Legal Officer and Executive Vice President, Global Government Relations